Exhibit 99.2

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	March 31, 2008	March 31, 2007
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$201	$209
Real Estate	52	39
Manufacturing	105	115
Other	5	6

Total Revenues	363	369

Costs and Expenses:
Cost of Goods Sold:
Timber	139	134
Real Estate	16	16
Manufacturing	112	113
Other	—	1

Total Cost of Goods Sold	267	264

Selling, General and Administrative	30	30

Total Costs and Expenses	297	294

Other Operating Income (Expense), net	3	2

Operating Income	69	77
Interest Expense, net	36	36

Income before Income Taxes	33	41
Benefit for Income Taxes	(5)	(4)

Net Income	$38	$45

Per Share Amounts:

Net Income per Share
- Basic	$0.22	$0.26
- Diluted	$0.22	$0.25

Weighted Average Number of Shares Outstanding
- Basic	171.6	177.1
- Diluted	172.1	177.5

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2008	December 31, 2007
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$118	$240
Accounts Receivable	39	33
Like-Kind Exchange Funds Held in Escrow	31	—
Inventories	86	82
Deferred Tax Asset	7	7
Real Estate Development Properties	6	5
Assets Held for Sale	66	64
Other Current Assets	24	25

	377	456

Timber and Timberlands, net	3,924	3,949
Property, Plant and Equipment, net	196	202
Investment in Grantor Trusts (At Fair Value)	24	27
Other Assets	35	30

Total Assets	$4,556	$4,664

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$150	$147
Accounts Payable	37	48
Interest Payable	39	29
Wages Payable	11	25
Taxes Payable	15	23
Deferred Revenue	7	13
Other Current Liabilities	17	18

	276	303

Long-Term Debt	2,020	1,820
Line of Credit	369	556
Deferred Tax Liability	18	20
Other Liabilities	57	64

Total Liabilities	2,740	2,763

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 171.1 at March 31, 2008, and 172.3 at December 31, 2007	2	2
Additional Paid-In Capital	2,206	2,204
Retained Earnings	168	202
Treasury Stock, at cost, Common Shares - 15.9 at March 31, 2008, and 14.6 at December 31, 2007	(560)	(509)
Accumulated Other Comprehensive Income	—	2

Total Stockholders’ Equity	1,816	1,901

Total Liabilities and Stockholders’ Equity	$4,556	$4,664

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	March 31, 2008	March 31, 2007
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$38	$45
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	33	33
Basis of Real Estate Sold	10	9
Expenditures for Real Estate Development	(3)	(2)
Deferred Income Taxes	(2)	(3)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(31)	(10)
Other Working Capital Changes	(39)	(31)
Other	(7)	(3)

Net Cash Provided By (Used In) Operating Activities	(1)	38

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(13)	(11)
Timberlands Acquired	(1)	—
Other	—	2

Net Cash Used In Investing Activities	(14)	(9)

Cash Flows From Financing Activities:
Dividends	(72)	(75)
Borrowings on Line of Credit	477	649
Repayments on Line of Credit	(664)	(577)
Proceeds from Issuance of Long-Term Debt	250	—
Principal Payments and Retirement of Long-Term Debt	(47)	(72)
Proceeds from Stock Option Exercises	—	5
Acquisition of Treasury Stock	(51)	(22)

Net Cash Used In Financing Activities	(107)	(92)

Decrease In Cash and Cash Equivalents	(122)	(63)

Cash and Cash Equivalents:
Beginning of Period	240	273

End of Period	$118	$210

Plum Creek Timber Company, Inc.

Segment Data

(Unaudited)

	Three Months 2008	Three Months 2007
	(In Millions)
Revenues:
Northern Resources	$94	$99
Southern Resources	122	127
Real Estate	52	39
Manufacturing	105	115
Other	5	6
Eliminations	(15)	(17)

Total Revenues	$363	$369

Operating Income (Loss)
Northern Resources	$14	$19
Southern Resources	37	46
Real Estate	33	21
Manufacturing	(9)	(1)
Other	5	5
Other Costs and Eliminations	(11)	(13)

Total Operating Income	$69	$77

Plum Creek Timber Company, Inc

Selected Operating Statistics

(Unaudited)

		2008	2007
		1st Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Sales Realization	Units
Southern Resources
Sawlog	$/Ton Stumpage	$29	$32	$31	$31	$30	$31
Pulpwood	$/Ton Stumpage	$10	$9	$9	$9	$9	$9

Northern Resources
Sawlog	$/Ton Delivered	$67	$71	$76	$76	$71	$73
Pulpwood	$/Ton Delivered	$39	$37	$38	$36	$38	$37

Lumber (1)	$/MBF	$366	$390	$400	$405	$410	$400
Plywood (1)	$/MSF	$398	$398	$407	$416	$399	$405
Fiberboard (1)	$/MSF	$591	$490	$529	$542	$538	$525

Sales Volume
Southern Resources
Sawlog	1,000 Tons	1,459	1,681	1,691	1,639	1,401	6,412
Pulpwood	1,000 Tons	1,976	1,954	1,901	1,841	2,020	7,716

Total Harvest		3,435	3,635	3,592	3,480	3,421	14,128

Northern Resources
Sawlog	1,000 Tons	978	960	789	821	1,032	3,602
Pulpwood	1,000 Tons	738	819	527	635	645	2,626

Total Harvest		1,716	1,779	1,316	1,456	1,677	6,228

Lumber	MBF	69,596	95,265	95,701	82,217	77,248	350,431
Plywood	MSF	68,746	72,582	72,454	69,796	62,614	277,446
Fiberboard	MSF	58,784	64,872	65,938	64,039	59,179	254,028

(1)	Represents prices at mill level.

Plum Creek Timber Company, Inc.

Land Sale Statistics

(Unaudited)

	2008	2007
	1st Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Acres Sold
Small Non-strategic	17,145	8,645	21,255	30,735	16,895	77,530
Large Non-strategic	—	—	—	—	99,325	99,325
Conservation	1,015	4,210	480	2,650	24,505	31,845
HBU/Recreation	10,635	3,750	8,695	10,400	14,220	37,065
Development Properties	65	45	595	890	3,760	5,290
Conservation Easements	n/a	n/a	n/a	n/a	n/a	n/a

	28,860	16,650	31,025	44,675	158,705	251,055

Price per Acre
Small Non-strategic	$1,180	$1,445	$1,295	$1,400	$1,510	$1,400
Large Non-strategic	—	—	—	—	$705	$705
Conservation	$395	$1,740	$6,660	$2,150	$1,080	$1,340
HBU/Recreation	$2,875	$4,300	$3,150	$3,675	$3,315	$3,475
Development Properties	$5,825	$22,045	$21,260	$8,410	$7,640	$9,440
Conservation Easements	—	—	—	—	—	—

Revenue, ($ millions)
Small Non-strategic	$20	$13	$28	$43	$26	$110
Large Non-strategic	—	—	—	—	$70	$70
Conservation	—	$7	$3	$6	$26	$42
HBU/Recreation	$31	$16	$27	$38	$47	$128
Development Properties	—	$1	$13	$7	$29	$50
Conservation Easements	—	—	—	—	—	—

	$52	$37	$71	$94	$198	$400
Proceeds from Joint Ventures(1)	—	$2	—	—	—	$2

Basis of Real Estate Sold (2)	$10	$9	$14	$22	$63	$108
($ millions)

(1)	Not reflected in the Land Sale Statistics (Acres Sold, Price per Acre and Revenue)

(2)	Includes $26 million in the fourth quarter 2007 for a large, non-strategic sale